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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                                   0-11936

     Date of Report (Date of earliest event reported): September 1, 2001



                          LAFARGE NORTH AMERICA INC.



                           Incorporated in Maryland

                       12950 Worldgate Drive, Suite 500
                           Herndon, Virginia 20170
                                (703) 480-3600

                I.R.S. Employer Identification No. 58-1290226

                             Lafarge Corporation
                             -------------------
                                (Former Name)



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Item 5.        Other Events.

See attached press release.


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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LAFARGE NORTH AMERICA INC.


                                        By: /s/ Larry J. Waisanen
                                            -------------------------
                                            Larry J. Waisanen
                                            Executive Vice President and
                                            Chief Financial Officer

Date:  September 4, 2001



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[LAFARGE LOGO]
FOR IMMEDIATE RELEASE
August 30, 2001                              CONTACT:
                                             Investors: Larry Waisanen
                                                        (703) 480-3670
                                             Media:     Patty Briotta
                                                        (703) 480-3657

              LAFARGE CORPORATION BECOMES LAFARGE NORTH AMERICA

HERNDON, VA -- Lafarge Corporation (NYSE, TSE: LAF), North America's largest diversified supplier of construction materials, today announced that effective September 1, the company will change its name to Lafarge North America Inc.

"In view of the significant growth the company has experienced in the last year, most recently the management agreement covering the former Blue Circle assets, we felt a new name was needed to reflect what is in many ways, a new organization, Lafarge North America," said President and CEO Philippe Rollier.

The company now operates businesses or supplies customers in the construction trades in 46 of 50 states and all provinces of Canada.

As part of the name change, the company's website address will change to www.lafargenorthamerica.com.

The company's stock ticker symbol (LAF) will remain unchanged.

Lafarge North America Inc. is the largest diversified supplier of materials for residential, commercial, institutional and public works construction in the United States and Canada. Lafarge operates 20 cement plants, more than 800 construction materials facilities and five gypsum drywall manufacturing plants. Net sales in 2000 were approximately $2.8 billion. The company's majority shareholder is Lafarge (Paris Stock Exchange: LG; NYSE: LR). The Lafarge Group is the world leader in building materials. It has nearly 85,000 employees in 75 countries and holds top-ranking positions in all four of its divisions: cement, aggregates and concrete, roofing and gypsum. In 2000, the Lafarge Group recorded sales of more than $11 billion.



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Statements made in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions ("Factors") which are difficult to predict. Some of the Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: the cyclical nature of the Company's business; national and regional economic conditions in the U.S. and Canada; Canadian currency fluctuations; seasonality of the Company's operations; levels of construction spending in major markets; supply/demand structure of the industry; competition from new or existing competitors; unfavorable weather conditions during peak construction periods; changes in and implementation of environmental and other governmental regulations; our ability to successfully identify, complete and efficiently integrate acquisitions; our ability to successfully penetrate new markets; and other Factors disclosed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. In general, the Company is subject to the risks and uncertainties of the construction industry and of doing business in the U.S. and Canada. The forward-looking statements are made as of this date and the Company undertakes no obligation to update them, whether as a result of new information, future events or otherwise.
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Visit the Lafarge North America web site at www.lafargenorthamerica.com